As filed with the U.S. Securities and Exchange Commission on November 13, 2026
Registration No. 333-288045
Registration No. 333-288045-01
Registration No. 333-288045-02
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Weatherford International Corp
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-2104458 (I.R.S. Employer Identification Number)
2000 Saint James Place, Houston, Texas 77056
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Weatherford International Ltd. (Exact name of co-registrant as specified in its charter)	Weatherford US Holding, LLC (Exact name of co-registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

98-0371344 (I.R.S. Employer Identification Number)	33-0430755 (I.R.S. Employer Identification Number)

2000 Saint James Place, Houston, Texas 77056 (713) 836-4000 (Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)	2000 Saint James Place, Houston, Texas 77056 (713) 836-4000 (Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer
2000 Saint James Place
Houston, Texas 77056
(713) 836-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Jonathan B. Newton
Heath C. Trisdale
King & Spalding LLP
1100 Louisiana, Suite 4100
Houston, TX 77002
(713) 751-3200
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-3ASR, (File Nos. 333-288045, 333-288045-01 and 333-288045-02) (the “Registration Statement”) originally filed by Weatherford International plc, a public limited company organized under the laws of Ireland (“Weatherford-Ireland”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”) and Weatherford International, LLC, a Delaware limited liability company (“Weatherford LLC”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 13, 2025 and became effective immediately upon filing.
On September 3, 2026, Weatherford-Ireland's shareholders voted to approve changing its legal domicile from Ireland to Delaware pursuant to a scheme of arrangement under Irish law (the “Scheme of Arrangement”), that resulted in the shareholders of Weatherford-Ireland becoming stockholders of Weatherford International Corp, a Delaware corporation (“Weatherford-US” or “Weatherford”). The Scheme of Arrangement was effective on November 13, 2026 (the “Effective Date”).
This Amendment is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of establishing Weatherford-US as the successor issuer to Weatherford-Ireland, as Weatherford-US has become the successor registrant of Weatherford-Ireland’s ordinary shares pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Weatherford-US hereby adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.
The information contained in this Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Redomestication or necessary to keep the Registration Statement from being misleading in any material respect. This Amendment is also being filed to reflect that, as a result of an internal restructuring in connection with the Redomestication, Weatherford LLC changed its name to Weatherford US Holding, LLC, effective March 19, 2026.
This Amendment shall become effective immediately upon filing with the SEC. For the purposes of this Amendment and the Registration Statement, “Weatherford,” the “Company,” “we,” “us” and “our” refer to (i) Weatherford-Ireland and its subsidiaries, with respect to the period prior to the Effective Date, and to (ii) Weatherford-US and its subsidiaries, with respect to the period on and after the Effective Date, in each case unless otherwise stated or the context otherwise requires.

PROSPECTUS
Weatherford International Corp
(a Delaware corporation)
Common Stock
Options
Warrants
Share Purchase Contracts
Share Purchase Units
Guarantees of Debt Securities

Weatherford International Ltd. (a Bermuda exempted company)	Weatherford US Holding, LLC (a Delaware limited liability company)

Debt Securities Guarantees of Debt Securities	Debt Securities Guarantees of Debt Securities
Weatherford International Corp, a Delaware corporation (“Weatherford”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford US Holding, LLC, a Delaware limited liability company (“Weatherford LLC”), may offer the above listed securities, together, separately or in any combination thereof, and sell such securities from time to time in one or more offerings, at prices and on terms determined at the time of any such offering, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable accompanying prospectus supplement carefully before you make any investment decision.
This prospectus may not be used to consummate sales of securities of Weatherford, Weatherford Bermuda or Weatherford LLC, unless it is accompanied by a prospectus supplement.
Weatherford common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “WFRD.”
Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the headings “Forward-Looking Statements” on page 3 and “Risk Factors” on page 7 herein and in any applicable prospectus supplement and the risk factors included in our periodic reports that we file with the U.S. Securities and Exchange Commission before you invest in our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
November 13, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” under the U.S. Securities Act of 1933, as amended, which we refer to as the “Securities Act,” using a “shelf” registration process under applicable SEC rules. Under this shelf registration process, Weatherford, Weatherford Bermuda or Weatherford LLC may, from time to time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus describes some of the general terms that may apply to the securities and the general manner in which the securities may be offered. Each time Weatherford, Weatherford Bermuda or Weatherford LLC offers securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement.
We urge you to read both this prospectus and any prospectus supplement, together with the additional information incorporated by reference as described under the heading “Where You Can Find More Information” in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.
Unless the context requires otherwise or unless otherwise noted, as used in this prospectus or any prospectus supplement:
•“Weatherford” refers to Weatherford International Corp, a Delaware corporation.
•“Weatherford Bermuda” refers to Weatherford International Ltd., a Bermuda exempted company and wholly owned, indirect subsidiary of Weatherford.
•“Weatherford LLC” refers to Weatherford US Holding, LLC, a Delaware limited liability company and wholly owned, indirect subsidiary of Weatherford that was formerly called Weatherford International, LLC until its name was changed effective March 19, 2026.
•“We,” “us” or “our” refers to Weatherford and its subsidiaries (including Weatherford Bermuda and Weatherford LLC) on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC that are available to the public at the SEC’s website at www.sec.gov. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC. This prospectus also contains summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are qualified in their entirety by reference to the actual documents filed with the SEC. In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this prospectus. We are not, however, incorporating any documents (or portions thereof) that we are deemed to furnish and not file with the SEC.
We incorporate by reference the following documents:
•Weatherford’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 4, 2026;
•The portions of Weatherford’s Definitive Proxy Statement on Schedule 14A, filed on April 21, 2026, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;
•Weatherford’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 13, 2026;
•Weatherford’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on April 22, 2026, for the quarter ended June 30, 2026, as filed with the SEC on July 22, 2026, and for the quarter ended September 30, 2026, filed with the SEC on October 21, 2026;
•Weatherford’s Current Reports on Form 8-K, as filed with the SEC on January 27, 2026, April 2, 2026, June 1, 2026, June 11, 2026, September 1, 2026, September 3, 2026, September 4, 2026, October 20, 2026, October 27, 2026 and November 13, 2026 (excluding any information furnished and not filed); and
•The description of Weatherford’s common stock contained in Exhibit 4.1 to its Current Report on Form 8-K12B filed on November 13, 2026, as updated by any amendment or report filed with the SEC for the purpose of updating such description.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at our U.S. Investor Relations Department at the following address or calling the following number:
Weatherford International Corp
Attention: Investor Relations
2000 Saint James Place
Houston, Texas 77056
(713) 836-4000
Our internet address is www.weatherford.com. Information on our website is not part of, and is not incorporated by reference into, this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus includes, and any accompanying prospectus supplement may include, various statements relating to future financial performance and results, business strategy, plans, goals and objectives, including certain projections, business trends, our shareholder return program, and other statements that are not historical facts. These statements constitute “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, and are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words.
Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Forward-looking statements are only made as of the date of this prospectus or any accompanying prospectus supplement, or if earlier, as of the date they were made, and we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.
The following, together with disclosures under “Risk Factors” below, sets forth certain risks and uncertainties relating to our forward-looking statements that may cause actual results to be materially different from our present expectations or projections:
•global political, economic and market conditions, political disturbances, war or other global conflicts, terrorist attacks, changes in global trade policies, tariffs and sanctions, weak local economic conditions and international currency fluctuations (including the Russia Ukraine Conflict, the Iran Conflict and other conflicts in the Middle East);
•general global economic repercussions related to U.S. and global inflationary pressures and potential recessionary concerns;
•failure to ensure on-going compliance with current and future laws and government regulations, including but not limited to those related to the Russia Ukraine Conflict, and environmental and tax and accounting laws, rules and regulations;
•changes in, and the administration of, treaties, laws, and regulations, including in response to issues related to the Russia Ukraine Conflict such as nationalization of assets, and the potential for such issues to exacerbate other risks and uncertainties listed or referenced;
•increases in the prices and lead times, and the lack of availability of our procured products and services, including due to macroeconomic and geopolitical conditions such as tariffs and changes in trade policies;
•our ability to timely collect from customers;
•cybersecurity incidents, as our reliance on digital technologies increases, those digital technologies may become more vulnerable and/or experience a higher rate of cybersecurity attacks, intrusions or incidents in the current environment of remote connectivity, as well as increased geopolitical conflicts and tensions, including as a result of the Russia Ukraine Conflict;
•our ability to comply with, and respond to, climate change, environmental, social and governance and other “sustainability” initiatives and future legislative and regulatory measures both globally and in the specific geographic regions in which we and our customers operate;
•our ability to effectively and timely address the need to conduct our operations and provide services to our customers more sustainably and with a lower carbon footprint;

•the price and price volatility of, and demand for, oil, natural gas and natural gas liquids;
•member-country quota compliance within the Organization of Petroleum Exporting Countries;
•our ability to realize expected revenues and profitability levels from current and future contracts;
•our ability to generate cash flow from operations to fund our operations;
•our ability to effectively and timely adapt our technology portfolio, products and services to remain competitive and to address and participate in changes to the market demands, including for the transition to alternate sources of energy such as geothermal, carbon capture and responsible abandonment, including our digitalization efforts;
•our ability to realize cost savings and business enhancements from our revenue and cost improvement efforts;
•our ability to effectively execute our capital allocation framework;
•our ability to attract, motivate and retain employees, including key personnel;
•our ability to access the capital markets on terms that are commercially acceptable to Weatherford;
•our ability to manage our workforce, supply chain challenges and disruptions, business processes, information technology systems and technological innovation and commercialization, including the impact of our organization restructure, business enhancements, improvement efforts and the cost and support reduction plans;
•our ability to return capital to shareholders, including those related to the timing and amounts (including any plans or commitments in respect thereof) of any dividends and share repurchases;
•our ability to service our debt obligations;
•potential non-cash asset impairment charges for long-lived assets, intangible assets or other assets;
•adverse weather conditions in certain regions of our operations;
•risks associated with disease outbreaks and other public health issues, including a pandemic, their impact on the global economy and our business, customers, suppliers and other partners; further spread and potential for a resurgence of a pandemic in a given geographic region and related disruptions to our business, employees, customers, suppliers and other partners and additional regulatory measures or voluntary actions that may be put in place to limit the spread of a pandemic, including vaccination requirements and the associated availability of vaccines, restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions;
•our ability to realize the expected benefits from the Redomestication;
•the occurrence of difficulties in connection with the Redomestication, including any costs related thereto; and
•the risk that any of the anticipated benefits of our acquisition of NCS Multistage Holdings, Inc. will not be realized or will not be realized within the expected time period.
Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, affect us in ways or to an extent that we currently do not expect or consider to be significant, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this report as anticipated, believed, estimated, expected, intended, planned or projected.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Exchange Act, and the Securities Act. For additional information regarding risks and uncertainties, see “Where You Can Find More Information.”

ABOUT US
Weatherford is a leading global energy services company providing equipment and services used in the drilling, evaluation, well construction, completion, production, intervention and responsible abandonment of wells in the oil and natural gas exploration and production industry as well as new energy platforms.
We conduct business in approximately 75 countries, answering the challenges of the energy industry with 320 operating locations including manufacturing, research and development, service, and training facilities. Our operational performance is reviewed and managed across the life cycle of the wellbore, and we report in three segments: (1) Drilling and Evaluation, (2) Well Construction and Completions, and (3) Production and Intervention.
Weatherford is a Delaware corporation and the ultimate parent company of the Weatherford group of companies. Weatherford Bermuda and Weatherford LLC are each indirect, wholly owned subsidiaries of Weatherford. Weatherford currently conducts all of its operations through its subsidiaries, including Weatherford Bermuda and Weatherford LLC.
Our principal executive offices are located at 2000 Saint James Place, Houston, Texas and our telephone number is (713) 836-4000.

RISK FACTORS
Investing in our securities involves risk. There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, along with any risk factors contained in our quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. These risks could materially and adversely affect our business, future prospects, financial condition or operating results and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we will use the net proceeds received by us from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. These could include, but are not limited to, capital expenditures, the repayment, refinancing or redemption of debt, investment in subsidiaries, additions to working capital, the repurchase, redemption or retirement of securities (including common stock), dividends, acquisitions and other business opportunities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR COMMON STOCK
The following description of Weatherford's common stock is a summary. The complete text of our Certificate of Incorporation and Bylaws, which set forth further detail as to the rights of holders of our common stock, have been filed as an exhibit to our periodic reports filed with the SEC, and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. As used in this section only, “we,” “our” and “us” refer only to Weatherford.
Authorized Capital Stock
As of November 13, 2026, our authorized capital stock consists of 1,356,000,000 shares, consisting of 1,346,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of November 13, 2026, there were approximately 111 holders of record of our common stock and 72,352,437 shares of common stock issued and outstanding. The actual number of stockholders is considerably greater than the number of record holders and includes beneficial owners whose shares are held in street name by brokers and other nominees.
No shares of preferred stock are currently outstanding.
Voting Rights
Each share of our common stock entitles the holder to one vote with respect to each matter on which holders of common stock are entitled to vote. Subject to the voting rights expressly conferred to the holders of our preferred stock, if any, the holders of our common stock possess exclusive voting power for the election of directors and for all other purposes. There are no cumulative voting rights.
Our Certificate of Incorporation provides that the number of authorized shares may be increased or decreased (but not below the number then outstanding) by a vote of the holders of capital stock without a separate class or series vote.
Dividends
Holders of our common stock share equally in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to our stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock, if required pursuant to the terms of any such preferred stock, before we may pay distributions to the holders of common stock.
Other Rights
Our stockholders have no preemptive or other rights to subscribe for additional shares. All of the issued and outstanding shares of our common stock are fully paid and nonassessable. Our common stock is not convertible into any other security and is not subject to redemption or sinking fund provisions. Our Certificate of Incorporation and Bylaws do not provide for any restrictions on the transferability of shares of our common stock. Subject to applicable securities laws, shares of our common stock are freely transferable on Nasdaq.
Certain other Provisions of our Certificate of Incorporation and Bylaws and Delaware Law
Board of Directors
Our Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock then outstanding, the number of directors will be fixed from time to time exclusively by our board of directors pursuant to a resolution adopted by a majority of our whole board of directors, within the range set forth in our Bylaws. Our Bylaws provide that the number of directors shall not be less than three nor more than 14.
Our Bylaws provide that directors are elected by the affirmative vote of a majority of the votes cast in uncontested elections, and by a plurality of the votes cast in contested elections. Under the Delaware General Corporation Law, or DGCL, any director or the board of directors may be removed, with or without cause, by an affirmative vote of shares representing the majority of all voting power then entitled to vote at an election of directors. Our Certificate of Incorporation also provides that, unless otherwise determined by our board of directors, vacancies may be filled only by a vote of a majority of the directors then in office, even though less than a quorum.
Amending Our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation may be amended in any manner provided by the DGCL. Because our common stock is the only class of capital stock that is outstanding as of the date of this prospectus, our Certificate of Incorporation may be amended with the affirmative vote of a majority of the outstanding shares of our common stock.
Our Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders holding a majority of the outstanding shares of our common stock, or by the board of directors by the affirmative vote of a majority of our whole board of directors.
Certain Anti-takeover Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law
Our Certificate of Incorporation and Bylaws contain provisions that could deter, delay or prevent a third party from acquiring control of us, even if doing so would benefit our stockholders.
Authorized Preferred Stock
Our Certificate of Incorporation provides that our board of directors may cause us to issue preferred stock from time to time in one or more series and may fix the number of shares and the designation and other terms of each series without the further approval of our stockholders. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Further, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our Certificate of Incorporation provides that special meetings of stockholders may be called by our board of directors or by our Secretary upon a request made in accordance with our Bylaws by one or more stockholders of record who hold, or who are acting as nominee on behalf of other persons who beneficially own, in the aggregate, at least 25% of the outstanding shares of our common stock on the applicable record date. The threshold required for stockholders to call a special meeting may delay the ability of our stockholders to present a proposal for the consideration of stockholders outside of annual meetings.
Our Bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with specified information. Our Bylaws allow the chairman of a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions also may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

Stockholder Action by Unanimous Written Consent
Our Certificate of Incorporation provides that any vote or similar action required or permitted to be taken by holders of our common stock must be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders, unless such written consent is unanimous. As a result, even a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Certificate of Incorporation, our Bylaws and the DGCL.
Section 203 of the DGCL
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or who is an affiliate or associate of the corporation and did own within three years prior to the determination of interested stockholder status) 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless:
•before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, but not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
A Delaware corporation may opt out of this provision, but we have not done so. These provisions of the DGCL could have the effect of deferring, delaying or discouraging hostile takeovers and may also have the effect of preventing changes in control or management of our company. It is possible that these provisions could make it more difficult to accomplish transactions other stockholders might deem desirable.
Choice of Forum
Neither our Certificate of Incorporation nor our Bylaws includes an exclusive forum provision, except that our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Transfer Agent and Registrar
As of the date of this prospectus, the transfer agent and registrar for our common stock is Equiniti Trust Company LLC, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.
Stock Exchange Listing
Our common stock is listed on Nasdaq under the ticker symbol “WFRD.”

DESCRIPTION OF OPTIONS AND WARRANTS
The following description of the options and warrants exercisable for shares of common stock sets forth certain general terms and provisions. This summary does not contain all of the information that you may find useful. The particular terms of any series of options or warrants will be described in the prospectus supplement relating to those securities. The terms of any options or warrants offered under that prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of option or warrant agreement, including a form of option or warrant certificate, that describes the terms of the series of options or warrants we are offering, and any supplemental agreements, before the issuance of the related series of options or warrants. The following summaries of material terms and provisions of the option or warrant agreements and option or warrant certificates are subject to, and qualified in their entirety by reference to, all the provisions of the option or warrant agreement, any option or warrant certificate and any supplemental agreements applicable to the particular series of options or warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of options or warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete option or warrant agreement, any option or warrant certificate and any supplemental agreements that contain the terms of the options or warrants, as the case may be.
We may issue options and warrants for the purchase of shares of our common stock in one or more series. We may issue options and warrants independently or together with shares of common stock, and the options and warrants may be attached to or separate from these securities.
We will evidence each series of options and warrants by certificates that we will issue under a separate agreement. We may enter into an option or warrant agreement with an option or warrant agent, as the case may be. If we elect to do so, the agent will act solely as our agent in connection with the options or warrants, as the case may be, and will not assume any obligation or relationship of agency or trust for or with any registered holders of options or warrants or beneficial owners of options or warrants. We will indicate the name and address and other information regarding the applicable agent in the applicable prospectus supplement relating to a particular series of warrants if we elect to use a warrant agent.
General
We will describe in the applicable prospectus supplement the terms of the series of options and warrants, including:
•the offering price and aggregate number of the options or warrants offered;
•the currency or currencies, including composite currencies, in which the price of such options or warrants may be payable;
•the price at which and the currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants shall commence and the date on which such right will expire;
•if applicable, the designation and terms of the securities with which the options or warrants are issued and the number of options or warrants issued with each such security or each principal amount of such security;
•the terms of the securities issuable upon exercise of the options or warrants;
•the number of shares of common stock purchasable upon the exercise of one option or warrant and the price at which these shares may be purchased upon such exercise;
•the anti-dilution provisions of the options or warrants, if any;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the options or warrants;

•the effect of any merger, consolidation, sale or other disposition of our business on the option or warrant agreement and the options or warrants;
•the terms of any rights to redeem or call the options or warrants;
•the dates on which the right to exercise the options or warrants will commence and expire;
•the manner in which the option or warrant agreement and options or warrants may be modified;
•if applicable, the minimum or maximum amount of such options or warrants which may be exercised at any one time;
•if applicable, the title, rank, aggregate principal amount and terms of the securities with which such options or warrants are issued and the number of such options or warrants issued with each such security;
•if applicable, the date on and after which such options or warrants and related securities will be separately transferable;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the options or warrants or any securities purchasable upon exercise of the options or warrants on any securities exchange;
•whether certificates evidencing the options or warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged; and
•any other material terms of the options or warrants.
U.S. federal income tax consequences and special considerations, if any, applicable to any such offering will be described in an accompanying prospectus supplement.
Exercise of Options and Warrants
Each option and warrant will entitle the holder thereof to purchase the securities that we specify in the applicable prospectus supplement at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of options and warrants may exercise the options and warrants at any time before the expiration date that we set forth in the applicable prospectus supplement, and after the expiration date, unexercised options and warrants will become void. Holders of the options and warrants may exercise the options and warrants by delivering the certificate representing the options and warrants to be exercised together with specified information, and paying the required amount to us or to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.
We will set forth on the reverse side of the certificate and in the applicable prospectus supplement the information that the holder of the option or warrant will be required to deliver to us or to the applicable agent. The holder of an option or warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying securities purchased upon exercise. Upon receipt of the required payment and the certificate properly completed and duly executed at the corporate trust office of the option or warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. Unless we otherwise specify in the applicable prospectus supplement, if fewer than all of the options and warrants represented by the certificate are exercised, then we will issue a new certificate for the remaining amount of options and warrants. If we so indicate in the applicable prospectus supplement, holders of the options and warrants may surrender securities as all or part of the exercise price for options and warrants.

Amendments and Supplements to Option and Warrant Agreements
We, and, if applicable, the option or warrant agent, may amend or supplement the option or warrant agreement for a series of options or warrants without the consent of the holders of the options or warrants issued thereunder to effect changes that are not inconsistent with the provisions of the options or warrants, and that do not materially and adversely affect the interests of the holders of the options or warrants.

DESCRIPTION OF DEBT SECURITIES
Weatherford Bermuda and Weatherford LLC (either separately or together) may offer debt securities in one or more series, which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities that Weatherford Bermuda and Weatherford LLC (as applicable, the “Issuer”) may offer and guarantees thereof by Weatherford Bermuda, Weatherford LLC or Weatherford, as the case maybe (in its role as guarantor under the Indenture (as defined below), the “Guarantor”). Unless otherwise specified in an accompanying prospectus supplement, any debt securities will be issued in one or more series under an Indenture to be entered into by and among Weatherford, Weatherford Bermuda, Weatherford LLC and a trustee to be named therein (the “Indenture”). A form of the Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the Indenture and those made a part of the Indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the Indenture in their entirety before investing in our debt securities.
When a particular series of debt securities are offered and sold, we will describe the specific terms and conditions of the series in a prospectus supplement. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement and will supersede this prospectus.
The following description only summarizes the terms of the Indenture and the debt securities. For more information you should read the Indenture. In addition, the following description is qualified in all respects by reference to the actual text of the Indenture and the forms of the debt securities.
General
Weatherford Bermuda or Weatherford LLC, as the case may be, may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be issued in one or more series under the Indenture.
The trustee for each series of debt securities will be specified in the applicable prospectus supplement. The Indenture does not limit the amount of debt securities that may be issued and provides that debt securities may be issued thereunder from time to time in one or more series.
The prospectus supplement relating to any series of debt securities that the Issuer may offer will contain a description of the specific terms of the debt securities, including, among others, the following:
•the Issuer (and co-Issuer, as applicable) of such series of debt securities;
•the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•any applicable subordination provisions for any subordinated debt securities;
•the maturity date(s) or method for determining same;
•the interest rate(s) or the method for determining same;
•the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;
•the place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the Issuer may be made;

•any redemption (including any sinking fund) or early repayment provisions applicable to the particular debt securities being issued;
•authorized denominations;
•if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•the form or forms of the debt securities of the series including such legends as may be required by applicable law;
•whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;
•whether the debt securities are secured and the terms of such security;
•the amount of discount or premium, if any, with which the debt securities will be issued;
•any covenants applicable to the particular debt securities being issued;
•any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•the terms of any guarantee by the Guarantor (including provisions relating to seniority, subordination and release of the guarantees);
•the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;
•the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;
•any obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•any restriction or conditions on the transferability of the debt securities;
•any provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•any additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•provisions relating to the modification of the Indenture both with and without the consent of holders of debt securities issued under the Indenture and the execution of supplemental Indentures for such series; and
•any other material terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the Indenture with respect to such series of debt securities).
The Issuer may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, additional debt securities of a particular series may be issued without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect the debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Guarantees
Each Guarantor will fully and unconditionally guarantee all obligations of the Issuer under the Indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be a senior unsecured obligation of the Guarantor. The obligations of any Guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for shares of common stock of Weatherford, other debt securities or any other securities will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders, the Issuer or Weatherford.
Registration of Transfer and Exchange
Subject to the terms of the Indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by the Issuer for that purpose. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require a payment by the holder to cover any tax or other governmental charge. The Issuer will not be required to register the transfer of or exchange debt securities of any series:
•during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series selected for redemption; or
•selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Payment
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that the Issuer will designate for such purposes. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security that is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment. The Issuer will pay the principal of (and premium, if any, on) registered debt securities only against surrender of those debt securities.

Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary in the United States identified in an accompanying prospectus supplement. The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the Indenture.
Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Certain Covenants of the Debt Securities
The debt securities will include the following covenants:
Limitation on Liens. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, Weatherford will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of Weatherford or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the debt securities (together, if Weatherford shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by Weatherford or such restricted subsidiary ranking equally with the debt securities) shall be secured equally and ratably with (or prior to) such indebtedness. The Indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):
(1)on property, shares or funded indebtedness of any Person existing at the time such Person becomes a restricted subsidiary;
(2)on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon, which indebtedness is incurred prior to, at the time of or within 360 days after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by Weatherford or a restricted subsidiary, other than any previously unimproved real property on which the property is constructed or the improvement is located;
(3)on property, shares or funded indebtedness of a Person existing at the time such Person is merged into or consolidated with Weatherford or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to Weatherford or a restricted subsidiary;
(4)on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to Weatherford or another restricted subsidiary;
(5)on property of Weatherford or property of a restricted subsidiary in favor of the United States or any State thereof, or the jurisdiction of organization of Weatherford, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, Bermuda or the jurisdiction of organization of Weatherford, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or
(6)existing at the date of the Indenture;
provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of Weatherford or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.
Notwithstanding the above, Weatherford or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of Weatherford and its restricted subsidiaries and the attributable debt of Weatherford and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the Indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the Indenture), does not at the time exceed 10% of the shareholders’ equity in Weatherford and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of Weatherford.
“attributable debt” means, as of any particular time, the lesser of (i) the fair value of the property subject to the applicable sale and leaseback transaction (as determined by the Board of Directors of Weatherford) and (ii) the then present value (discounted at a rate equal to the weighted average of the rate of interest on all securities issued by the applicable Issuer then issued and outstanding under the Indenture, compounded semi-annually) of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty). The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity; and
“shareholders’ equity in Weatherford and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of Weatherford and its consolidated subsidiaries, excluding the cost of shares of Weatherford held by its affiliates, all as determined in accordance with United States generally accepted accounting principles.
Limitation on Sale and Leaseback Transactions. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, Weatherford will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the Indenture to exclude leases expiring within three years of making, leases between Weatherford and a restricted subsidiary or between restricted subsidiaries and any lease of a part of a principal property which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property), unless (a) Weatherford or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property without equally and ratably securing the debt securities or (b) an amount equal to the fair value of the principal property so leased (as determined by the Board of Directors of Weatherford) is applied within 360 days (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the debt securities or (y) other funded indebtedness of Weatherford or any restricted subsidiary ranking on a parity with the debt securities, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under clause (i) shall be reduced by (A) the principal amount of any debt securities delivered within 360 days after such sale or transfer to the trustee for the debt securities of such series for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the debt securities voluntarily retired by Weatherford within one year after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, Weatherford shall apply an amount equal to the remainder as provided in (i) above.
Restrictions Upon Merger and Sales of Assets. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, the Issuer shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Issuer) and the Issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Issuer shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the debt securities of such series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by such Issuer shall be expressly assumed, by supplemental Indenture reasonably satisfactory in form to the trustee for such series of the debt securities, executed and delivered to each such trustee by the Person (if other than such Issuer) formed by such consolidation or amalgamation, or into which such Issuer shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union (the “EU”), the United Kingdom, Ireland, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. The Issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Issuer will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Issuer or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions contained in the Indenture with respect to the debt securities shall have occurred and be continuing.
Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, each Guarantor, if any, of any series of debt securities shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Guarantor) and such Guarantor and its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Guarantor shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the performance of the obligations under the guarantee of such Guarantor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by such Guarantor shall be expressly assumed, by supplemental Indenture reasonably satisfactory in form to the trustee for each series of the debt securities, executed and delivered to each such trustee by the Person (if other than Weatherford Bermuda or Weatherford LLC or a Guarantor for such series) formed by such consolidation or amalgamation, or into which such Guarantor shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the EU, the United Kingdom, Ireland, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Furthermore, such Guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Guarantor will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Guarantor or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the debt securities contained in the Indenture or the guarantee of such Guarantor shall have occurred and be continuing.
Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.
The term “principal property” means any real property, manufacturing plant, warehouse, office building, or other physical facility or any item of transportation or construction equipment or other like depreciable assets of Weatherford or of any restricted subsidiary, that in the opinion of the Board of Directors of Weatherford is of material importance to the total business conducted by Weatherford and its restricted subsidiaries as a whole.
The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any entity the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States.
The term “subsidiary” means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or any other entity of which at least a majority of the outstanding stock or equity interests having voting power under ordinary circumstances to elect a majority of the board of directors or similar body of said entity shall at the time be owned by Weatherford or by Weatherford and one or more subsidiaries or by one or more subsidiaries of Weatherford.
Events of Default
As to each series of debt securities, unless otherwise indicated in the prospectus supplement relating to a series of debt securities, an event of default is defined as being a:
•default in payment of any interest on any debt security of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);
•default in payment of any principal of (or premium, if any, on) any debt security of such series when due either at its stated maturity date, upon redemption, upon acceleration or otherwise;
•default in payment of any sinking fund installment, when and as due by the terms of a note of such series, and continuance of such default for a period of 30 days;
•default in performance of any other covenant of the Issuer or any Guarantor of such series in the Indenture (other than a covenant included solely for the benefit of debt securities of another series) which continues for 90 days after receipt of written notice;
•certain events of bankruptcy, insolvency or reorganization relating to the Issuer of such series and, if the debt securities of that series are guaranteed by one or more Guarantors, certain events of bankruptcy, insolvency or reorganization relating to any such Guarantors;
•if the debt securities of that series are guaranteed by one or more Guarantors, a guarantee of the debt securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or the Guarantors not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such guarantee; or
•other events of default specified in or pursuant to a board resolution or officer’s certificate or in a supplemental Indenture.
The Indenture provides that the trustee may withhold notice to the holders of debt securities of such series of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.

Holders of the debt securities of any series may not enforce the Indenture or the debt securities of such series except as provided in the Indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of such series may declare the principal amount on all the debt securities of such series (or, if the debt securities of that series were issued at a discount, such portion of the principal as may be specified in the terms of that series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series (or, if the debt securities of that series were issued at a discount, such portion of the principal as may be specified in the terms of that series) will automatically become due and payable. Any event of default with respect to the debt securities of any series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the debt securities of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding security of such series) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding.
Subject to the provisions of the Indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such Indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the Indenture, the holders of a majority in principal amount of the debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. In respect of each series of debt securities outstanding, Weatherford is required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by each of the Issuer and any Guarantors of the covenants of the Indenture. In addition, promptly (and in any event within five business days) upon Weatherford becoming aware of the occurrence of any default or event of default in respect of any series of debt securities, Weatherford is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions which the Issuer and Guarantors, as applicable, propose to take with respect to such default or event of default.
Discharge
The Indenture with respect to the debt securities of any series may be discharged (with the exception of specified provisions as provided in the Indenture) when the Issuer requests such discharge in writing accompanied by an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the Indenture have been satisfied and either:
(A)all debt securities, with the exceptions provided for in the Indenture, of that series have been delivered to the trustee for cancellation; or
(B) all debt securities of that series not theretofore delivered to the trustee for cancellation (1) have become due and payable; (2) will become due and payable at their stated maturity within one year; (3) are to be called for redemption within one year; or (4) been deemed paid and discharged pursuant to the terms of the Indenture;
and the Issuer in the case of clauses (B)(1), (B)(2) and (B)(3), has deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (B)(2) and (B)(3), (I) United States government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (II) a combination of money or U.S. government obligations as provided in (I) above, in each case sufficient (if U.S. government obligations, as certified in the opinion of a nationally recognized firm of independent certified public accountants) to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of debt securities which have become due and payable or to the stated maturity or redemption date, as the case may be.
Defeasance
The Indenture provides that the Issuer may discharge the entire indebtedness of all outstanding debt securities of a series, and the provisions of the Indenture as they relate to such debt securities, will no longer be in effect in respect of the Issuer and the Guarantors (with the exception of specified provisions as provided in the Indenture) if the Issuer deposits or causes to be deposited with the trustee, in trust, money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to, but excluding, a redemption date which has been irrevocably designated by the Issuer for redemption of such debt securities. To exercise any such option, the Issuer is required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of an offering, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and that no event of default or default shall have occurred and be continuing.
The Indenture provides that, at the election of the Issuer, the Issuer and the Guarantors need not comply with certain restrictive covenants of the Indenture as to any series of debt securities (in the case of debt securities as described above under “—Certain Covenants of the Debt Securities—Limitation on Liens,” and “—Limitation on Sale and Leaseback Transactions”), upon the deposit by the Issuer with the trustee, in trust, of money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to, but excluding, a redemption date which has been irrevocably designated by us for redemption of such debt securities. To exercise any such option, the Issuer may be required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.
Modification of the Indenture
The Indenture contains provisions permitting the Issuer, the Guarantors and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification (voting as one class), to modify such Indenture or the rights of the holders of the debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:
•change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or release any Guarantor from any of its obligations under its guarantee otherwise than in accordance with the terms of the Indenture;
•reduce the percentage of debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under such Indenture; or

•modify certain provisions of the Indenture related to entry into a supplemental Indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the Indenture.
The Indenture contains provisions permitting the Issuer, the Guarantors and the trustee, without the consent of any holders, to modify the Indenture for any of the following purposes:
•to evidence the succession of another corporation, partnership, limited liability company, trust or any other entity to the Issuer or any Guarantor and the assumption by any such successor of the Issuer’s covenants in the Indenture and the debt securities or such Guarantor’s covenants in the Indenture and the guarantee, as the case may be;
•to add to the Issuer’s or any Guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or such Guarantor, as the case may be, in the Indenture;
•to add any additional events of defaults;
•to add or change any provisions of the Indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form registrable or not registrable as to principal, and with or without interest or coupons;
•to change or eliminate any provision of the Indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;
•to secure the debt securities;
•to establish the form or terms of any debt securities of any series as permitted by the Indenture;
•to establish the form or terms of a related guarantee of any debt securities as permitted by the Indenture;
•to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;
•to evidence and provide for the acceptance of appointment of a trustee for a series of debt securities and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;
•to provide for any rights of the holder of debt securities of any series to require the repurchase of debt securities of such series from the Issuer;
•to cure any ambiguity, omission, mistake or defect, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;
•to provide for the issuance of additional debt securities of any series in accordance with the Indenture;
•to add guarantees with respect to the debt securities;
•to amend the provisions of the Indenture relating to the transfer and legending of the debt securities of any series, including, without limitation, to facilitate the issuance and administration of the debt securities of any series; provided that compliance with the Indenture as so amended would not result in the debt securities of such series being transferred in violation of the Securities Act or any applicable securities law;

•to conform the text of the Indenture, guarantee or debt securities of any series to any provision of the description thereof set forth in this prospectus or any prospectus supplement to the extent that such provision in this prospectus or any prospectus supplement was intended to be a verbatim recitation of a provision in the Indenture, guarantee or debt securities of any series;
•to add a co-issuer or co-obligor with respect to the debt securities (and, to the extent such co-issuer or co-obligor is a guarantor, release the guarantee of such guarantor);
•for any other reason permitted under the Indenture specified in the board resolution, officer’s certificate or supplemental Indenture establishing the applicable series of debt securities;
•to continue its qualification under the TIA as may be necessary or desirable in accordance with amendments to that TIA; or
•for any other reason specified in the applicable prospectus supplement.
Concerning the Trustee
We may from time to time maintain lines of credit and have other customary banking relationships with the trustee and its affiliated banks.
Governing Law
The Indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we,” “our” and “us” refer to only Weatherford.
We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of shares of common stock at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.
The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either:
•debt securities; or
•debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the shares of common stock under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.
U.S. federal income tax consequences and special considerations, if any, applicable to any such offering will be described in an accompanying prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the share purchase contracts, the share purchase units and the unit agreements pursuant to which the share purchase units will be issued will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:
•a fixed price or prices, which may be changed;
•market prices prevailing at the time of sale;
•prices related to such prevailing market prices; or
•negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any shares of common stock will be listed on the Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Certain U.S. legal matters in connection with the securities will be passed upon for us by King & Spalding LLP. Certain Bermuda legal matters in connection with the securities will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman Limited.
EXPERTS
The consolidated financial statements of Weatherford International plc as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Interests of Named Experts and Counsel
Certain Bermuda legal matters in connection with the debt securities or guarantees that Weatherford Bermuda may issue under a prospectus supplement will be passed upon for Weatherford Bermuda by its special Bermuda counsel, Conyers Dill & Pearman Limited. Conyers Dill & Pearman Limited’s affiliated company, Conyers Corporate Services (Bermuda) Limited, is Weatherford Bermuda’s Secretary.
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
Weatherford Bermuda has been advised by its Bermuda counsel, Conyers Dill & Pearman Limited, that a judgment for the payment of money rendered by a court in the United States based on civil liability, including the civil liability provisions of the U.S. federal securities laws, would not be automatically enforceable in Bermuda. Weatherford Bermuda has also been advised by Conyers Dill & Pearman Limited that a Bermuda court would be likely to enforce a final and conclusive judgment in personam, which means a judgment against a specific person rather than against specific property, obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that:
•the U.S. court had proper jurisdiction over the parties subject to such judgment;
•the U.S. court did not contravene the rules of natural justice of Bermuda;
•the judgment of the U.S. court was not obtained by fraud;
•the enforcement of the judgment would not be contrary to the public policy of Bermuda;
•no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and
•there is due compliance with the correct procedures under the laws of Bermuda.
Further, Weatherford Bermuda has been advised by Conyers Dill & Pearman Limited that a U.S. investor cannot bring an original action before a Bermuda court against Weatherford Bermuda, affiliates of Weatherford Bermuda, any underwriters or experts named in this prospectus based on U.S. legislation, including the U.S. federal securities laws, because U.S. legislation has no extraterritorial jurisdiction under Bermuda law and does not have force of law in Bermuda. However, we have also been advised by Conyers Dill & Pearman Limited that a Bermuda court may impose civil liability, including the possibility of monetary damages, on Weatherford Bermuda or its directors or officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy.
It may be difficult for a securityholder to effect service of process within the United States or to enforce judgments obtained against Weatherford Bermuda in U.S. courts. Weatherford Bermuda has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Weatherford LLC, a Delaware limited liability company and wholly owned subsidiary of Weatherford, be its United States agent appointed for that purpose. Weatherford LLC is located at 2000 Saint James Place, Houston, Texas 77056. A judgment obtained against Weatherford Bermuda in a U.S. court would be enforceable in the United States but could be executed upon only to the extent such company has assets in the United States.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the best estimate of the registrants as to the anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of securities registered hereby:

SEC registration fee	*
Legal fees and expenses	**
Accounting fees and expenses	**
Rating agency fees	**
Transfer agent, registrar and trustee fees and expenses	**
Printing expenses	**
Miscellaneous	**
Total	**
__________________
*Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and will be paid at the time of any particular offering under this registration statement and are therefore not estimable at this time.
**These fees are calculated based upon the number of issuances and amount of securities offered, and accordingly, cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Weatherford
Weatherford is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
Weatherford’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of Weatherford will be personally liable to Weatherford or its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director:
•for any breach of the duty of loyalty to Weatherford or its stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;
•under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or
•for any transaction from which the director derived an improper personal benefit.
The Bylaws provide that Weatherford will indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or an officer of Weatherford or, while a director or officer of Weatherford, is or was serving at the request of Weatherford as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, including against all expenses, liability and loss reasonably incurred or suffered by such person.
The Bylaws also provide that Weatherford will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending or making certain appearances in any such proceeding in advance of its final disposition or in connection with establishing or enforcing a right to indemnification or advancement of expenses, subject to an undertaking by the indemnitee to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to indemnification or advancement of expenses. The Bylaws also provide certain exceptions to the above and provide that Weatherford may indemnify employees and agents to the fullest extent permitted by Delaware law, subject to certain exceptions.
Weatherford maintains liability insurance policies covering its officers and directors against some liabilities, including certain liabilities under the Securities Act, that may be incurred by them. In addition, and as is customary, Weatherford has entered into indemnification agreements with its directors and executive officers. These agreements provide for the indemnification of, and advancement of expenses to, the indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions described in the indemnification agreements.
Weatherford Bermuda
Section 98 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. A company may advance monies to a director, officer or auditor for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.
Weatherford Bermuda has adopted provisions in its bye-laws that provide that Weatherford Bermuda shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Weatherford Bermuda’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.
Furthermore, Weatherford Bermuda has entered into indemnification agreements with certain of its directors and executive officers. The indemnification agreements require Weatherford Bermuda to indemnify its officers and directors, except for liability in respect of their fraud or dishonesty, against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal. The indemnification agreements also provide that Weatherford Bermuda must pay all reasonable expenses incurred in advance of a final disposition.
Section 98A of the Companies Act permits Weatherford Bermuda to purchase and maintain insurance for the benefit of any of its office or directors in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty, or breach of trust, whether or not Weatherford Bermuda may otherwise indemnify such officer or director. Weatherford’s directors’ and officers’ liability insurance covers the directors and officers of Weatherford Bermuda for such purposes.

Weatherford LLC
Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Weatherford LLC’s limited liability company agreement provides for indemnification of the member, managers (if any), officers and directors (if any) of Weatherford LLC, as well as, upon approval of the member, other employees or an affiliate of Weatherford LLC, to the fullest extent permitted by Delaware law.
Furthermore, Weatherford LLC has entered into indemnification agreements with certain of its officers. The indemnification agreements require Weatherford LLC to indemnify its officers to the fullest extent permitted by applicable law against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature if they acted in good faith or in a manner they reasonably believed to be in or not opposed to the best interests of Weatherford LLC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In an action brought by or in the right of Weatherford LLC, as opposed to an action brought by a third party, no such indemnification shall be made in respect of any claim, issue or matter as to which applicable law expressly prohibits such indemnification by reason of an adjudication of liability of indemnitee to Weatherford LLC (unless a court of competent jurisdiction determines otherwise). The indemnification agreements also provide that Weatherford LLC must pay all reasonable expenses incurred in advance of a final disposition.
In addition, Weatherford’s directors’ and officers’ liability insurance, subject to the terms and conditions of the policies, covers those persons who are or were an officer of Weatherford LLC against liability asserted against or incurred by them in their capacity as such, whether or not Weatherford LLC would have the power to indemnify such persons against such liability under the provisions of Weatherford LLC’s limited liability company agreement.

Item 16. Exhibits.

Exhibit Number	Description

1.1***	Form of Underwriting Agreement
4.1**	Amended and Restated Certificate of Incorporation of Weatherford International Corp (incorporated by reference to Exhibit 3.1 to Weatherford's Current Report on Form 8-K12B filed November 13, 2026)
4.2**	Amended and Restated Bylaws of Weatherford International Corp (incorporated by reference to Exhibit 3.2 to Weatherford's Current Report on Form 8-K12B filed November 13, 2026)
4.3**
Memorandum of Association of Weatherford International Ltd., a Bermuda exempted company (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International Ltd. (File No. 333-85644) filed May 22, 2002)

4.4**
Certificate of Deposit of Memorandum of Increase of Share Capital of Weatherford International Ltd., a Bermuda exempted company (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International Ltd. (File No. 333-85644), filed May 22, 2002)

4.5**
Bye-Laws of Weatherford International Ltd., a Bermuda exempted company, as amended on May 10, 2016 (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-3 of Weatherford International plc (File No. 333-216034), filed February 13, 2017)

4.6**
Certificate of Assistant Secretary of Weatherford International Ltd., a Bermuda exempted company, as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd. (File No. 1-31339), filed May 15, 2006)

4.7*	Certificate of Formation of Weatherford US Holding, LLC
4.8*	Second Amended and Restated Limited Liability Company Agreement of Weatherford US Holding, LLC
4.9*	Form of Indenture among Weatherford International Corp, Weatherford International Ltd., Weatherford US Holding, LLC, and a trustee to be named therein
4.10*	Form of Debt Security (included as part of Exhibit 4.9)
4.11*	Form of Guarantee (included as part of Exhibit 4.9)
4.12***	Form of Purchase Contract Agreement relating to Share Purchase Contracts and Share Purchase Units
4.13***	Form of Pledge Agreement for Share Purchase Contracts and Share Purchase Units
4.14***	Form of Option Agreement
4.15***	Form of Warrant Agreement
5.1*	Opinion of King & Spalding LLP
5.2*	Opinion of Conyers Dill & Pearman Limited
23.1*	Consent of King & Spalding LLP (included in its opinion filed as Exhibit 5.1)
23.2*	Consent of Conyers Dill & Pearman Limited (included in its opinion filed as Exhibit 5.2)
23.3*	Consent of KPMG LLP
24.1**
Power of Attorney for certain officers and directors of Weatherford International Corp (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-3ASR of Weatherford International plc filed on June 13, 2025)

24.2**
Power of Attorney for certain officers and directors of Weatherford International Ltd. (incorporated by reference to Exhibit 24.2 to the Registration Statement on Form S-3ASR of Weatherford International plc filed on June 13, 2025)

24.3*	Power of Attorney for officers and directors of Weatherford US Holding, LLC included as part of the Signature Pages)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture
107**	Calculation of Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statement on Form S-3ASR of Weatherford International plc (File No. 333-288045) filed on June 13, 2025).
__________________
* Filed herewith.
** Filed previously.
*** To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 in connection with a specific offering, and incorporated herein by reference.

Item 17. Undertakings.
The undersigned registrants hereby undertake:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the Issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants offering securities will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Weatherford International Corp's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the appropriate registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
WEATHERFORD INTERNATIONAL CORP
(a Delaware corporation)
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas on the 13th day of November, 2026.

WEATHERFORD INTERNATIONAL CORP

By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt Executive Vice President, General Counsel and Chief Compliance Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities listed on the 13th day of November, 2026.

Signature	Title

*	President, Chief Executive Officer and Director (Principal Executive Officer)
Girishchandra K. Saligram

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Anuj Dhruv

/s/ Maximiliano Kricorian	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Maximiliano Kricorian

*	Chairman of the Board and Director
Charles M. Sledge

*	Director
Steven Beringhause

*	Director
Benjamin C. Duster IV

*	Director
Neal P. Goldman

*	Director
Jacqueline C. Mutschler

* By:	/s/ Scott C. Weatherholt	Attorney-in Fact
Scott C. Weatherholt

WEATHERFORD INTERNATIONAL LTD.
(a Bermuda exempted company)
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 13th day of November, 2026.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt, President
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities listed on the 13th day of November, 2026.

Signature	Title

*	President and Authorized U.S. Representative (Principal Executive Officer)
Scott C. Weatherholt

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Anuj Dhruv

/s/ Maximiliano Kricorian	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Maximiliano Kricorian

*	Director
David W. Morris

*	Director
Javier B. Garcia

*	Director
Leslie P. Dziwenka

* By:	/s/ Scott C. Weatherholt	Attorney-in Fact
Scott C. Weatherholt

WEATHERFORD US HOLDING, LLC
(a Delaware limited liability company)
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 13th day of November, 2026.

WEATHERFORD US HOLDING, LLC

By:	/s/ David Reed
David Reed, President
Each person whose signature appears below in their capacity as director or officer hereby appoints Girishchandra K. Saligram, Scott C. Weatherholt and Beth Ann Dranguet, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the SEC and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 13th day of November, 2026.

Signature	Title

/s/ David Reed	President (Principal Executive Officer)
David Reed

/s/ Anuj Dhruv	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Anuj Dhruv

/s/ Maximiliano Kricorian	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Maximiliano Kricorian

/s/ Mathias Neuenschwander	Managing Officer of Weatherford International Holdings GmbH, the sole member of Weatherford US Holding, LLC
Mathias Neuenschwander